Exhibit 99.1

CONTACT:	Michal D. Cann — President & CEO
Rick A. Shields — EVP & Chief Financial Officer
	360.679.3121	NEWS RELEASE

WASHINGTON BANKING EARNINGS CONSISTENT WITH 2005 INCLUDING RESTRUCTURING CHARGE
OAK HARBOR, WA — January 24, 2007 — Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported 2006 net income was unchanged from the previous year, despite a $575,000 restructuring charge (equivalent to $374,000 net of tax) taken in the fourth quarter. In 2006 and 2005, net income was $9.5 million or $1.00 per diluted share. In the quarter ended December 31, 2006, net income was $1.8 million, or $0.19 per diluted share, compared to $2.4 million, or $0.26 per diluted share in the fourth quarter of 2005. Excluding the non-recurring charge, 2006 net income was $9.9 million, or $1.04 per diluted share, and for the fourth quarter was $2.2 million, or $0.23 per diluted share.
“We had an exceptional year in 2005 and knew that we’d face some challenges in 2006,” stated Michal Cann, President and CEO. “We took some difficult but necessary steps in the fourth quarter to reduce our go-forward operating expenses by roughly $1 million a year. Although 2006 earnings per share were negatively impacted by four cents, we are now better positioned to meet our long-term targets, which we’ve identified as a return on equity in excess of 18%, an efficiency ratio in the mid-50s, and double-digit earnings growth.”
2006 FINANCIAL HIGHLIGHTS (Compared to 2005)
•	Total loans increased 14% to $719.6 million.

•	Total deposits grew 10% to $703.8 million.

•	Return on average equity was 15.36%; or 15.96% excluding the one-time charge.

•	Return on average assets was 1.25%; or 1.30% excluding the one-time charge.

•	Net interest margin dipped just 7 basis points to 5.29%.
“Some of the challenges from 2006 have carried over into this year,” Cann said. “The flat yield curve is still putting pressure on our net interest margin, and although economic expansion continues, it appears to be returning to a normalized level after an extraordinary run. That said, we remain moderately optimistic about 2007.”
At year-end 2006, total loans were $719.6 million, up 14% from $630.3 million at the end of December 2005. Total assets were up 9% to $794.5 million, compared to $726.0 million at year-end 2005.
“Total loans grew by $89.3 million over the course of the year, but only by $5.9 million in the fourth quarter,” stated Rick Shields, Executive Vice President and CFO. “Continued job and population growth are fueling residential and commercial construction, although a seasonal slowdown in the fourth quarter is generally expected. While loan demand may ease a bit in 2007, we still see positive economic trends in our markets and credit quality remains strong.”
At year-end, nonperforming loans (NPLs) were $3.6 million, or 0.51% of total loans, compared to $3.8 million, or 0.53% of total loans at the end of the third quarter, and $2.2 million, or 0.34% of loans at the end of 2005. Net loan losses for 2006 were $1.44 million, or 0.21% of total loans, compared to $1.34 million, or 0.21% of total loans for 2005. The loan loss provision was $625,000 in the quarter and totaled $2.7 million for the year. As a result, the reserve for loan losses grew to $10.0 million at year-end, representing 1.40% of total loans and approaching three times coverage of nonperforming loans.
“We generated double-digit growth in both loans and deposits,” Cann said. “We have a proven track record for attracting high-quality borrowers, but funding those loans with low-cost deposits remains a challenge. All banks in our market are chasing the same deposit dollars. With the yields on money market accounts and time deposits continuing to escalate, customers are shifting cash out of their checking accounts.”
At the end of December 2006, total deposits were $703.8 million, up just slightly on a sequential-quarter basis and up 10% from $637.5 million at the end of 2005. Transaction accounts increased by 2% over the year, reflecting continued growth in money market accounts at the expense of checking and savings. Conversely, time deposits increased by 24% in 2006, to $302.9 million at year-end.
In the fourth quarter, the yield on earning assets was 8.02%, up 6 basis points on a sequential-quarter basis and 46 basis points from the fourth quarter of 2005. The cost of interest-bearing liabilities was 3.56% in the quarter, up 26 basis points sequentially and 117 basis points relative to the fourth quarter of last year. In 2006, the yield on earning assets was 7.90%, a 74 basis point improvement over the previous year. The cost of interest-bearing liabilities was 3.13%, an increase of 99 basis points over the 2005 level.
(more)

WBCO — 2006 Results
January 24, 2007

“Increasing liability costs continue to outpace gains on asset yields, but it appears that the worst is behind us,” Shields said. “Although some time deposits are still adjusting upwards, the rate changes should be less substantial going forward. As a result, our net interest margin will likely remain under moderate pressure, but it’s not anticipated that we’ll see the kind of compression that we’ve seen in the last couple of quarters.” On a fully tax-equivalent basis, the net interest margin was 5.03% in the fourth quarter, compared to 5.22% in the preceding quarter and 5.60% in the fourth quarter of 2005. For the full year, the 2006 net interest margin was 5.29%, compared to 5.36% in 2005.
The margin compression in 2006 resulted from a 21% increase in interest income, which was largely offset by a 59% increase in interest expense. Net interest income increased 8% to $37.0 million for the year compared to $34.2 million in 2005. Interest income was up 18% in the fourth quarter of 2006, relative to the fourth quarter in 2005, while interest expense increased by 70% comparing the same periods. As a result, net interest income was basically unchanged from the fourth quarter of last year at $9.3 million.
Noninterest income was $7.0 million in 2006, compared to $7.3 million in the previous year. For the fourth quarter of 2006, noninterest income was $1.7 million, versus $1.8 million in the same period the previous year. Decreased gains from the sale of loans, as well as a decline in premiums from the sale of SBA loans and annuities, impacted noninterest income for both the year and the quarter.
Including the $575,000 restructuring charge, noninterest expense grew 9% to $27.5 million in 2006, compared to $25.2 million in the preceding year. In the fourth quarter, noninterest expense was $7.7 million, compared to $6.7 million in final quarter 2005. The staffing and occupancy expenses associated with the fourth Bellingham branch, which opened in October, contributed to the increases, but the restructuring charge had a greater impact on operating expenses and performance measures in both the year and the fourth quarter.
The efficiency ratio increased to 62.1% in 2006 and 69.3% in the fourth quarter of 2006, compared to 60.4% and 60.6%, respectively, a year ago. Excluding the restructuring charge, the efficiency ratio for the year was 60.8%, and 64.1% for the fourth quarter.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today, January 24, at 2:00 p.m. PST (5:00 p.m. EST) to discuss the 2006 results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2142, or to listen to the call, either live or archived, from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for two months at (303) 590-3000, using access code 11080799#.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington. In September 2006, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5 year total return.
www.wibank.com
(more)

WBCO — 2006 Results
January 24, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	December 31,	Year
	2006	2006	Change	2005	Change
Interest Income
Loans	$14,626	$14,177	3%	$12,192	20%
Taxable Investment Securities	113	97	16%	98	15%
Tax Exempt Securities	71	77	-8%	73	-3%
Other	30	84	-64%	209	-86%

Total Interest Income	14,840	14,435	3%	12,572	18%

Interest Expense
Deposits	5,128	4,614	11%	2,891	77%
Other Borrowings	124	45	176%	95	31%
Junior Subordinated Debentures	342	351	-3%	296	16%

Total Interest Expense	5,594	5,010	12%	3,282	70%

Net Interest Income	9,246	9,425	-2%	9,290	0%

Provision for Loan Losses	625	750	-17%	750	-17%

Net Interest Income after Provision for Loan Losses	8,621	8,675	-1%	8,540	1%

Noninterest Income
Service Charges and Fees	815	812	0%	845	-4%
Income from the Sale of Loans	210	168	25%	109	93%
Other Income	679	745	-9%	812	-16%

Total Noninterest Income	1,704	1,725	-1%	1,766	-4%

Noninterest Expense
Compensation and Employee Benefits	4,313	4,245	2%	4,067	6%
Occupancy and Equipment	940	907	4%	845	11%
Office Supplies and Printing	169	149	13%	157	8%
Data Processing	139	136	2%	99	40%
Restructuring Charge	575	—	NA	—	100%
Consulting and Professional Fees	298	195	53%	361	-17%
Other	1,264	1,123	13%	1,215	4%

Total Noninterest Expense	7,698	6,755	14%	6,744	14%

Income Before Income Taxes	2,627	3,645	-28%	3,562	-26%
Provision for Income Taxes	816	1,003	-19%	1,165	-30%

Net Income	$1,811	$2,642	-31%	$2,397	-24%

Earnings per Common Share (1)

Net Income per Share, Basic	$0.20	$0.29	-31%	$0.26	-23%

Net Income per Share, Diluted	$0.19	$0.28	-32%	$0.26	-27%

Average Number of Common Shares Outstanding(1)	9,256,000	9,240,000		9,134,000
Fully Diluted Average Common and Equivalent Shares Outstanding (1)	9,529,000	9,525,000		9,456,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
(more)

WBCO — 2006 Results
January 24, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Year Ended		One
($ in thousands, except per share data)	December 31,		Year
	2006	2005	Change
Interest Income
Loans	$54,498	$44,615	22%
Taxable Investment Securities	414	357	16%
Tax Exempt Securities	310	310	0%
Other	221	508	-56%

Total Interest Income	55,443	45,790	21%

Interest Expense
Deposits	16,557	9,957	66%
Other Borrowings	547	538	2%
Junior Subordinated Debentures	1,337	1,071	25%

Total Interest Expense	18,441	11,566	59%

Net Interest Income	37,002	34,224	8%

Provision for Loan Losses	2,675	2,250	19%

Net Interest Income after Provision for Loan Losses	34,327	31,974	7%

Noninterest Income
Service Charges and Fees	3,296	3,150	5%
Income from the Sale of Loans	709	773	-8%
Other Income	2,987	3,376	-12%

Total Noninterest Income	6,992	7,299	-4%

Noninterest Expense
Compensation and Employee Benefits	16,807	15,086	11%
Occupancy and Equipment	3,596	3,373	7%
Office Supplies and Printing	640	659	-3%
Data Processing	479	493	-3%
Restructuring Charge	575	—	100%
Consulting and Professional Fees	769	829	-7%
Other	4,664	4,785	-3%

Total Noninterest Expense	27,530	25,225	9%

Income Before Income Taxes	13,789	14,048	-2%
Provision for Income Taxes	4,298	4,580	-6%

Net Income	$9,491	$9,468	0%

Earnings per Common Share(1)

Net Income per Share, Basic	$1.03	$1.04	-1%

Net Income per Share, Diluted	$1.00	$1.00	0%

Average Number of Common Shares Outstanding(1)	9,217,000	9,098,000
Fully Diluted Average Common and Equivalent Shares Outstanding(1)	9,490,000	9,428,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
(more)

WBCO — 2006 Results
January 24, 2007

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	December 31,	September 30,	Month	December 31,	Year
	2006	2006	Change	2005	Change
Assets
Cash and Due from Banks	$18,984	$20,062	-5%	$19,949	-5%
Interest-Bearing Deposits with Banks	761	789	-4%	983	-23%
Fed Funds Sold	—	—	0%	21,095	-100%

Total Cash and Cash Equivalents	19,745	20,851	-5%	42,027	-53%

Investment Securities Available for Sale	16,790	17,514	-4%	19,077	-12%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	2,458	1,940	27%	2,829	-13%

Loans Receivable	719,580	713,638	1%	630,258	14%
Less: Allowance for Loan Losses	(10,048)	(9,985)	1%	(8,810)	14%

Loans, Net	709,532	703,653	1%	621,448	14%

Premises and Equipment, Net	23,372	22,024	6%	20,514	14%
Bank Owned Life Insurance	10,930	10,831	1%	10,558	4%
Other Real Estate Owned	363	363	0%	—	100%
Other Assets	9,371	9,917	-6%	7,539	24%

Total Assets	$794,545	$789,077	1%	$725,976	9%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$96,858	$97,277	0%	$105,365	-8%
NOW Accounts	152,087	157,820	-4%	143,042	6%
Money Market	101,856	95,531	7%	86,595	18%
Savings	50,036	53,700	-7%	57,577	-13%
Time Deposits	302,930	296,392	2%	244,910	24%

Total Deposits	703,767	700,720	0%	637,489	10%

FHLB Overnight Borrowings	3,075	3,000	2%	—	100%
Other Borrowed Funds	—	—	0%	10,000	-100%
Junior Subordinated Debentures	15,007	15,007	0%	15,007	0%
Other Liabilities	6,303	5,915	7%	5,631	12%

Total Liabilities	728,152	724,642	0%	668,127	9%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,388,600 at 12/31/06, 9,285,439 at 9/30/06 and 9,227,763 at 12/31/05(1)	33,016	32,432	2%	32,106	3%
Retained Earnings	33,422	32,075	4%	25,789	30%
Other Comprehensive Income	(45)	(72)	-38%	(46)	-2%

Total Shareholders’ Equity	66,393	64,435	3%	57,849	15%

Total Liabilities and Shareholders’ Equity	$794,545	$789,077	1%	$725,976	9%

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
(more)

WBCO — 2006 Results
January 24, 2007

ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2006	2006	2005	2006	2005

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$9,985	$9,606	$8,593	$8,810	$7,903
Indirect Loans:
Charge-offs	(185)	(161)	(389)	(747)	(1,153)
Recoveries	106	90	68	415	316

Indirect Net Charge-offs	(79)	(71)	(321)	(332)	(837)

Other Loans:
Charge-offs	(542)	(352)	(406)	(1,640)	(1,063)
Recoveries	59	52	194	535	557

Other Net Charge-offs	(483)	(300)	(212)	(1,105)	(506)

Total Net Charge-offs	(562)	(371)	(533)	(1,437)	(1,343)
Provision for loan losses	625	750	750	2,675	2,250

Balance at End of Period	$10,048	$9,985	$8,810	$10,048	$8,810

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized(1)	0.31%	0.29%	1.40%	0.34%	0.88%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized(1)	0.31%	0.20%	0.16%	0.19%	0.10%
Net Charge-offs to Average Total Loans(1)	0.31%	0.21%	0.34%	0.21%	0.22%

	December 31,	September 30,	December 31,
	2006	2006	2005

Nonperforming Assets

Nonperforming Loans(2)	$3,638	$3,758	$2,159
Other Real Estate Owned	363	363	—

Total Nonperforming Assets	$4,001	$4,121	$2,159

Nonperforming Loans to Loans(1)	0.51%	0.53%	0.34%
Nonperforming Assets to Assets	0.50%	0.52%	0.30%
Allowance for Loan Losses to Nonperforming Loans	276.19%	265.70%	408.06%
Allowance for Loan Losses to Nonperforming Assets	251.13%	242.30%	408.06%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.40%

Loan Composition
Commercial	$82,990	$82,192	$79,341
Real Estate Mortgages
One-to-Four Family Residential	54,509	52,552	45,278
Commercial	249,109	241,802	218,260
Real Estate Construction
One-to-Four Family Residential	96,107	105,547	79,016
Commercial	46,329	46,426	34,645
Consumer
Indirect	104,794	100,933	90,290
Direct	83,741	82,401	82,425
Deferred Fees	2,001	1,785	1,003

Total Loans	$719,580	$713,638	$630,258

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
(more)

WBCO — 2006 Results
January 24, 2007

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2006	2006	2005	2006	2005
Revenues(1) (2)	$11,115	$11,206	$11,120	$44,352	$41,782

Averages
Total Assets	$794,908	$775,020	$710,596	$756,777	$693,060
Loans and Loans Held for Sale	722,089	697,972	622,434	682,939	608,998
Interest Earning Assets	742,344	722,486	663,183	706,393	643,228
Deposits	699,090	687,595	624,154	662,933	605,232
Shareholders’ Equity	$65,133	$62,790	$56,246	$61,800	$52,985

Financial Ratios
Return on Average Assets, Annualized	0.90%	1.35%	1.34%	1.25%	1.37%
Return on Average Equity, Annualized	11.03%	16.69%	16.91%	15.36%	17.87%
Average Equity to Average Assets	8.19%	8.10%	7.92%	8.17%	7.65%
Efficiency Ratio(2)	69.25%	60.28%	60.64%	62.07%	60.37%
Yield on Earning Assets(2)	8.02%	7.96%	7.56%	7.90%	7.16%
Cost of Interest Bearing Liabilities	3.56%	3.30%	2.39%	3.13%	2.14%
Net Interest Spread	4.46%	4.67%	5.17%	4.77%	5.02%
Net Interest Margin(2)	5.03%	5.22%	5.60%	5.29%	5.36%

	December 31,	September 30,	December 31,
	2006	2006	2005
Period End
Book Value Per Share(3)	$7.07	$6.94	$6.27

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Prior periods adjusted for the 5-for-4 stock split distributed on September 6, 2006.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
Note: Transmitted on Business Wire at 3:30 a.m. PST, January 24, 2007.